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                                                                EXHIBIT 21





Subsidiaries of Texas Utilities Company                 State of Incorporation
Texas Utilities Electric Company                               Texas
Texas Utilities Services Inc.                                  Texas
Texas Utilities Mining Company                                 Texas
Texas Utilities Fuel Company                                   Texas
Chaco Energy Company                                           New Mexico
Basic Resources Inc.                                           Texas
Southwestern Electric Service Company                          Texas
